Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38914) pertaining to the Old Second Bancorp Inc. 401(k) Savings Plan and Trust of our report dated April 13, 2001, with respect to the financial statements and schedule of the Old Second Bancorp Inc. Employees 401(k) Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                                                                                  Ernst & Young LLP

June 27, 2001
Chicago, Illinois